Exhibit 32.2

Certifications Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Jeremy Daniel, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of H-CYTE, INC. on Form 10-K/A for the fiscal year ended December 31, 2019, as amended fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K as amended fairly presents, in all material respects, the financial condition and results of operations of H-CYTE, INC.

Date: May 29, 2020

By:	/s/ Jeremy Daniel
Name:	Jeremy Daniel
Title:	Chief Financial Officer and Principal Accounting Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of H-CYTE, INC. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.